                                                                     EXHIBIT 4.7

                                                                  EXECUTION COPY

                              AMENDMENT NUMBER 5
                                    TO THE
                        POOLING AND SERVICING AGREEMENT


          THIS AMENDMENT NUMBER 5 TO THE POOLING AND SERVICING AGREEMENT, dated as of January 25, 2000 (this "Amendment"), is between CAPITAL ONE BANK, a
                              ---------
Virginia banking corporation, as Seller and Servicer, and THE BANK OF NEW YORK, as Trustee (the "Trustee") under the Pooling and Servicing Agreement dated as of
                 -------
September 30, 1993, between the Seller, the Servicer and the Trustee (as amended, supplemented and in effect on the date hereof, the "Pooling and
                                                             -----------
Servicing Agreement").
-------------------


                                   RECITALS

          WHEREAS, Capital One Bank wishes to amend certain provisions of the Pooling and Servicing Agreement as provided herein in accordance with Section 13.01(a) of the Pooling and Servicing Agreement.

          NOW THEREFORE, in consideration of the premises and the agreements contained herein, the parties hereto agree as follows:

          SECTION 1.  Definitions.  Capitalized terms used herein and not
                      -----------
otherwise defined herein shall have the meanings specified in the Pooling and Servicing Agreement.

          SECTION 2.  Amendment of Section 1.01.
                      -------------------------

          (a) The definition of "Required Seller's Percentage" in Section 1.01 of the Pooling and Servicing Agreement shall be deleted in its entirety and replaced with the following:

          "Required Seller's Percentage" shall mean 5%; provided, however, that
           ----------------------------                 --------  -------
          the Seller may reduce the Required Seller's Percentage upon (w) 30 days prior notice to the Trustee, each Rating Agency and any Series Enhancer entitled to receive such notice pursuant to the relevant Supplement, (x) receipt of written notice by the Seller from each Rating Agency that such reduction will not have a Ratings Effect, (y) delivery by the Seller of copies of each such written notice to the Servicer and the Trustee and (z) delivery to the Trustee and each such Series Enhancer of an Officer's Certificate of the Seller stating that the Seller reasonably believes that such reduction will not, based on the facts known to such officer at the time of such certification, then cause a Pay Out Event or any event that, after the giving of notice or the lapse of time, would constitute a Pay Out Event to occur with respect to any Series; provided further that the
                                                     ----------------
          Required Seller's Percentage shall not at any time be less than the Specified Percentage.

          (b) The definition of "Specified Percentage" in Section 1.01 of the Pooling and Servicing Agreement shall be deleted in its entirety and replaced with the following:

          "Specified Percentage" shall mean 2%.
           --------------------

          (c) Each of the definitions of "Deposit Account," "Deposit Document," "Depository," "Funds," "Funds Collateral," "Secured Account," "Security Agreement" and "Supplemental Deposit Agreement" shall be added, in their appropriate alphabetical order, to Section 1.01 of the Pooling and Servicing Agreement and they shall read as follows:

          "Deposit Account" shall mean the deposit account or accounts at the
           ---------------
          Depository into which Funds are deposited by or on behalf of an Obligor pursuant to the Deposit Documents, together with all money, instruments, investment property, documents, certificates of deposit, general intangibles and other properties on deposit therein or credited to such account, and all interest, dividends, earnings, income and other distributions from time to time received, receivable or otherwise distributed to or in respect thereto.

          "Deposit Documents" shall mean the Security Agreement, the
           -----------------
          Supplemental Deposit Agreement and other documents, books, credit files, records and other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) maintained with respect to the Deposit Account and the Funds.

          "Depository" shall mean Capital One, F.S.B. and/or any such other
           ----------
          depositary institution selected by the Seller (which may be the Seller) organized under the laws of the United States or any one of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank), which at all times is a member of the FDIC.

          "Funds" shall mean the money, instruments and other properties
           -----
          provided by an Obligor from time to time under the Security Agreement.

          "Funds Collateral" shall mean (a) the Deposit Account and the Funds,
           ----------------
          (b) each Deposit Document, including, without limitation, all monies due and to become due to the Seller under or in connection with such related Deposit Document, and all rights, remedies, powers, privileges, benefits and claims of the Seller under or with respect to such related Deposit Document (whether arising pursuant to the terms of such related Deposit Document or otherwise available at law or in equity); (c) all guarantees, indemnities, warranties, insurance policies and proceeds and premium refunds and other arrangements of whatever character from time to time under or with respect to the Funds, the Secured Account, the Deposit Account or the Deposit Documents; (d) all other security interests or liens from time to time purporting to secure an Obligor's obligations under or with respect to the Secured Account; and (e) all substitutions for and proceeds of any of the foregoing.

          "Secured Account" shall mean an Account owned by the Seller under
           ---------------
          which the payment obligations of the Obligor are secured by the Funds Collateral.

          "Security Agreement" shall mean each security agreement between the
           ------------------
          Seller and an Obligor of a Secured Account pursuant to which such Obligor pledges the Funds, the Deposit Account and any other Funds Collateral to secure its obligations to the Seller under its Secured Account, as amended, supplemented or otherwise modified from time to time.

          "Supplemental Deposit Agreement" shall mean an agreement with respect
           ------------------------------
          to the Deposit Account at the Depository, substantially in the form of Exhibit A to any Assignment, or such other form as may be acceptable to the Seller, as amended, supplemented or otherwise modified from time to time.

          SECTION 3.  Amendment of Section 2.01.  Section 2.01 of the Pooling
                      -------------------------
and Servicing Agreement shall be deleted in its entirety and replaced with the following:

          Section 2.01.  Transfer of Receivables.  By execution of this
                         -----------------------
          Agreement, the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Trustee, on behalf of the Trust, for the benefit of the Certificateholders, all of its right, title and interest in, to and under the Receivables existing at the close of business on the Trust Cut-Off Date, in the case of Receivables arising in the Initial Accounts, and on each Additional Cut-Off Date, in the case of Receivables arising in the Additional Accounts, and in each case thereafter created from time to time until the termination of the Trust, the Funds Collateral relating to any Account, all moneys due or to become due and all amounts received or receivable with respect thereto and all proceeds (including "proceeds" as defined in the UCC and including Insurance Proceeds and Recoveries) thereof, and all its right, title and interest in, to and under the Interchange payable pursuant to Section 2.07(i). Such property, together with all moneys and other property on deposit in the Collection Account, the Excess Funding Account, the Series Accounts and any Series Enhancement shall constitute the assets of the Trust (the "Trust Assets"). The foregoing does not constitute and is not intended to result in the creation or assumption by the Trust, the Trustee, any Investor Certificateholder or any Series Enhancer of any obligation of the Seller, the Servicer or any other Person in connection with the Accounts, the Receivables or the Funds Collateral or under any agreement or instrument relating thereto, including any obligation to Obligors, merchant banks, merchants' clearance systems, VISA, MasterCard or insurers.

               The Seller agrees to record and file, at its own expense, financing statements (and continuation statements when applicable) with respect to the Receivables and the Funds Collateral now existing and hereafter created in the Accounts meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect, and maintain the perfection of, the sale and assignment of such Receivables and Funds Collateral to the Trust, and to deliver a file stamped copy of each such financing statement or other evidence of such filing (which may, for purposes of this Section 2.01, consist of telephone confirmation of such filing) to the Trustee on or prior to the first Closing Date, in the case of such Receivables arising in the Initial Accounts, and (if any additional filing is so necessary) the applicable Addition Date, in the case of such Receivables and Funds Collateral arising in Additional Accounts. The Trustee shall be under no obligation whatsoever to file such financing or continuation statements or to make any other filing under the UCC in connection with such sale and assignment.

               The Seller further agrees, at its own expense, (a) on or prior to
          (x) the first Closing Date, in the case of the Initial Accounts, (y) the applicable Addition Date, in the case of Additional Accounts, and
          (z) the applicable Removal Date, in the case of Removed Accounts, to indicate clearly and unambiguously in its computer files and to cause the Depository to indicate in its files that Receivables created in connection with, and all Funds Collateral relating to, the Accounts (other than Removed Accounts) have been conveyed to the Trust pursuant to this Agreement for the benefit of the Certificateholders and (b) on or prior to the applicable Document Delivery Date, to deliver to the Trustee a computer file on media and in a file format reasonably acceptable to the Trustee or microfiche list containing a true and complete list of all such Accounts specifying for each such Account, as of the Trust Cut-Off Date, in the case of the Initial Accounts, the applicable Additional Cut-Off Date, in the case of Additional Accounts, and the applicable Removal Date, in the case of Removed Accounts, its account number, the collection status, the aggregate amount outstanding in such Account, the aggregate amount of Principal Receivables outstanding in such Account and any amount on deposit in or credited to any Deposit Account. Such file or list, as supplemented from time to time to reflect Additional Accounts and Removed Accounts, shall be marked as Schedule 1 to this Agreement and is hereby incorporated into and made a part of this Agreement.

               The Seller hereby grants to the Trustee, on behalf of the Trust and for the benefit of the Certificateholders, a security interest in all of its right, title and interest, whether now owned or hereafter acquired, in, to and under all of the Trust Assets, and this Agreement constitutes a security agreement under the UCC.

          SECTION 4  Amendment of Section 2.08.
                     -------------------------

          (a) Section 2.08(c)(ii) of the Pooling and Servicing Agreement shall be deleted in its entirety and replaced with the following:

          (ii) The Seller shall not be permitted to designate Automatic Additional Accounts pursuant to clause (i) above with respect to any of the three consecutive Monthly Periods commencing in January, April, July and October of each calendar year unless on or before the first Business Day of such three consecutive Monthly Periods, the Seller shall have requested each Rating Agency to notify, and each Rating Agency shall have notified, the Seller, the Servicer and the Trustee of the limitations (other than the limitations described in this Agreement), if any, to the right of the Seller to designate Automatic Additional Accounts during such three consecutive Monthly Periods; provided further that on or before twenty (20) days following the last
          ----------------
          Business Day of such three consecutive Monthly Periods, the Seller shall have received written confirmation from each Rating Agency that each such designation of Automatic Additional Accounts will not have a Ratings Effect and shall have delivered copies of each such confirmation to the Servicer and the Trustee. Unless Standard & Poor's otherwise consents, the number of Automatic Additional Accounts plus the number of Accounts added pursuant to Section 2.08(a), without the prior notice of Standard & Poor's as described under Section 2.08(d)(v), shall not at any time exceed the Aggregate Addition Limit; provided further, however, if the Aggregate Addition Limit is exceeded
          ----------------  -------
          for purposes of Section 2.08(a), the Seller shall have delivered written notice to Moody's of any such Addition. Unless Moody's otherwise consents, the number of Automatic Additional Accounts added pursuant to Section 2.08(c), without prior notice of Moody's as described under Section 2.08(d)(v), shall not at any time exceed the Aggregate Addition Limit.

          (b) Section 2.08(d)(v) of the Pooling and Servicing Agreement shall be deleted in its entirety and replaced with the following:

          (v)(A) except in the case of an Addition pursuant to Section 2.08(a), the Seller shall have received written notice from each Rating Agency that such Addition will not have a Ratings Effect and shall have delivered copies of each such written notice to the Servicer and the Trustee, and (B) in the case of an Addition pursuant to Section 2.08(a) during any of the three consecutive Monthly Periods commencing in January, April, July and October of each calendar year, if applicable, the Seller shall have received, to the extent not previously received, not later than twenty (20) days following the last Business Day of the relevant three consecutive Monthly Periods, written notice from each Rating Agency that such Addition will not have a Ratings Effect and shall have delivered copies of each such written notice to the Servicer and the Trustee; provided, however,
                                                          --------  -------
          that in the case of an Addition pursuant to Section 2.08(a) which would exceed the Aggregate Addition Limit, the Seller shall have provided each Rating Agency with at least fifteen (15) days prior written notice of such Addition and at or prior to the end of such 15-day period, each Rating Agency shall have notified the

          Seller in writing that such Addition will not have a Ratings Effect, and the Seller shall have delivered copies of such written notice to the Servicer and the Trustee;

          (c) Section 2.08(d)(viii) of the Pooling and Servicing Agreement shall be deleted in its entirety and replaced with the following:

          (viii) the Seller shall have delivered to the Trustee and any Series Enhancer entitled thereto pursuant to the relevant Supplement an Officer's Certificate of the Seller, dated the Addition Date, to the effect that (A) the Seller reasonably believes that such Addition will not, based on the facts known to such officer at the time of such certification, then cause a Pay Out Event or any event that, after the giving of notice or the lapse of time, would constitute a Pay Out Event to occur with respect to any Series and (B) in the case of Additional Accounts, no selection procedure was utilized by the Seller that would result in a selection of Additional Accounts (from the available Eligible Accounts owned by the Seller) that would be materially adverse to the interests of the Certificateholders of any Series as of the date of the Addition.

          (d) Section 2.08(d)(ix) of the Pooling and Servicing Agreement shall be amended by deleting the period at the end of such Section and inserting the following in its place:

          and, for any Funds Collateral relating to such Account, the account number for, and the amount of Funds on deposit in, the applicable Deposit Account.

          (e) Section 2.08(f) of the Pooling and Servicing Agreement shall be amended by deleting the last sentence in said Section 2.08(f) and replacing it with the following:

          Prior to any such designation of an Additional Seller and, if applicable, exchange of certificates, the conditions set forth in
          Section 6.03(c) shall have been satisfied.

          SECTION 5.  Amendment of Section 4.02.
                      -------------------------

          (a) Section 4.02 of the Pooling and Servicing Agreement shall be amended by deleting the third sentence in the third paragraph of said Section
4.02 and replacing it with the following:

          The Trustee shall (i) hold each Eligible Investment that constitutes investment property through a securities intermediary, which securities intermediary shall agree with the Trustee that (A) such investment property shall at all times be credited to a securities account of the Trustee, (B) such securities intermediary shall treat the Trustee as entitled to exercise the rights that comprise each financial asset credited to such securities account, (C) all property credited to such securities account shall be treated as a financial asset, (D) such securities intermediary shall comply with entitlement orders originated by the Trustee without the further consent of any other person or entity, (E) such securities intermediary shall not agree with any person other than the Trustee to comply with entitlement orders originated by such other person, (F) such securities intermediary waives any lien on, security interest in, or right of set-off with respect to any property credited to such securities account, and (G) such agreement shall be governed by the laws of the State of New York; and (ii) maintain possession of each other Eligible Investment not described in clause (i) above. Terms used in clause (i) above that are defined in the New York UCC and not otherwise defined herein shall have the meaning set forth in the New York UCC.

          (b) Section 4.02 of the Pooling and Servicing Agreement shall be amended by inserting the following proviso after the proviso in the third paragraph:

          ; provided further, however, that the primary purpose of such sale,
            ----------------  -------
          liquidation or disposition is not recognizing gains or decreasing losses resulting from market value changes.

          (c) Section 4.02 of the Pooling and Servicing Agreement shall be amended by deleting the fourth sentence in the fifth paragraph of said Section
4.02 and replacing it with the following:

          The Trustee shall (i) hold each Eligible Investment that constitutes investment property through a securities intermediary, which securities intermediary shall agree with the Trustee that (A) such investment property shall at all times be credited to a securities account of the Trustee, (B) such securities intermediary shall treat the Trustee as entitled to exercise the rights that comprise each financial asset credited to such securities account, (C) all property credited to such securities account shall be treated as a financial asset, (D) such securities intermediary shall comply with entitlement orders originated by the Trustee without the further consent of any other person or entity, (E) such securities intermediary shall not agree with any person other than the Trustee to comply with entitlement orders originated by such other person, (F) such securities intermediary waives any lien on, security interest in, or right of set-off with respect to any property credited to such securities account, and (G) such agreement shall be governed by the laws of the State of New York; and (ii) maintain possession of each other Eligible Investment not described in clause (i) above. Terms used in clause (i) above that are defined in the New York UCC and not otherwise defined herein shall have the meaning set forth in the New York UCC.

          (d) Section 4.02 of the Pooling and Servicing Agreement shall be amended by inserting the following proviso after the first proviso in the fifth paragraph:

          ; provided further, however, that the primary purpose of such sale,
            ----------------  -------
          liquidation or disposition is not recognizing gains or decreasing losses resulting from market value changes.

          SECTION 6.  Effectiveness.  The amendments provided for by this
                      -------------
Amendment shall become effective on the date that each of the following events occur:

          (a) The Seller shall have delivered to each provider of Series Enhancement an Officer's Certificate of the Seller stating that the Seller reasonably believes that the execution and delivery of this Amendment will not, based on the facts known to such officer at such time, have a material adverse effect on the interests of any such provider of Series Enhancement.

          (b) The Seller shall have received from each Rating Agency written confirmation that the execution and delivery of this Amendment will not have a Ratings Effect and shall have delivered copies of each such confirmation to the Servicer and the Trustee.

          (c) The Servicer shall have delivered to the Trustee and any Series Enhancer entitled thereto pursuant to the relevant Supplement an Opinion of Counsel as to the matters specified in Exhibit H-1 to the Pooling and Servicing Agreement with respect to this Amendment.

          (d) Each of the parties hereto shall have received counterparts of this Amendment, duly executed by each of the parties hereto.

          (e) Each requirement of any Series Enhancement agreement applicable to an amendment of the Pooling and Servicing Agreement shall have been satisfied.

          SECTION 7.  Pooling and Servicing Agreement in Full Force and Effect
                      --------------------------------------------------------
as Amended.  Except as specifically amended hereby, all of the terms and
----------
conditions of the Pooling and Servicing Agreement shall remain in full force and effect. All references to the Pooling and Servicing Agreement in any other document or instrument shall be deemed to mean such Pooling and Servicing Agreement as amended by this Amendment. This Amendment shall not constitute a novation of the Pooling and Servicing Agreement, but shall constitute an amendment thereof. The parties hereto agree to be bound by the terms and obligations of the Pooling and Servicing Agreement, as amended by this Amendment, as though the terms and obligations of the Pooling and Servicing Agreement were set forth herein.

          SECTION 8.  Counterparts.  This Amendment may be executed in any
                      ------------
number of counterparts and by separate parties hereto on separate counterparts, each of which when executed shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

          SECTION 9.  GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY AND
                      -------------
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAW

PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Pooling and Servicing Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                              CAPITAL ONE BANK,
                              Seller and Servicer


                              By: /s/ Charles Y. Kim
                                  -----------------------------------
                                  Name: Charles Y. Kim
                                  Title: Director of Securitization



                              THE BANK OF NEW YORK,
                              Trustee


                              By: /s/ Eva Aryeetey
                                  -----------------------------------
                                  Name: Eva Aryeetey
                                  Title: Assistant Treasurer



 [Signature Page to Amendment Number 5 to the Pooling and Servicing Agreement]

                                       10